                                                                Exhibit 23.4


                           CONSENT OF AMOS LINENBERG

        I hereby consent to being named in the Joint Proxy Statement/Prospectus which is a part of this Registration Statement as a nominee to the Board of Directors of Sentex Sensing Technology, Inc.


                                        /s/ Amos Linenberg

September 27, 1996